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EXHIBIT (4)(C)

     (FOR BUREAU USE ONLY)                          Date Received

             FILED                                     RECEIVED
          APR 27 1994                                APR 27 1994
MICHIGAN DEPARTMENT OF COMMERCE                Mich. Dept. of Commerce
Corporation & Securities Bureau            Corporation & Securities Bureau





                            CERTIFICATE OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                           TECUMSEH PRODUCTS COMPANY


         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

         1.      The present name of the corporation is: Tecumseh Products
Company.

         2. The corporation identification number (CID) assigned by the Bureau is: 096-612.

         3. The location of its registered office is: Ottawa & Patterson Streets, Tecumseh, Michigan 49286.

         4. The first paragraph of Article IV of the Articles of Incorporation is hereby amended to read as follows:

                 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $1.00 per share, consisting of Seventy-Five Million (75,000,000) shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and Twenty-Five Million (25,000,000) shares of Class B
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         Common Stock, par value $1.00 per share (the "Class B Common Stock").

         5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of April, 1994. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders. The necessary votes were cast in favor of the amendment.

                                             Signed this 27th day of April, 1994


                                             By /s/Todd W. Herrick

                                                Todd W. Herrick, President